Exhibit 21.1

SUBSIDIARIES OF TOTAL SYSTEM SERVICES, INC.

Ownership Percentage	Name	Place of Incorporation
	100% Columbus Depot Equipment Company	Georgia
	100% TSYS Managed Services Canada, Inc.	Ontario
	100% TSYS U.S. Holdings, Inc.	Georgia
	100% ProPay, Inc.	Utah
	100% ProPay Financial Solutions Canada, Inc.	Utah
	100% ProPay Global, Ltd.	England and Wales
	85% Central Payment Co., LLC	Delaware
	100% Central Payment Deployment, Inc.	Delaware
	100% Columbus Productions, Inc.	Georgia
	100% TSYS Advisors, Inc.	Georgia
	100% TSYS Servicos de Transacoes Eletronicas Ltda (1)	Brazil
	100% TSYS International Management Limited (2)	England
	100% Total System Services Processing Europe Limited	England
	100% TSYS Europe (Netherlands) B.V.	Netherlands
	100% TSYS Europe (Spain) S.L.	Spain
	100% TSYS Europe (Deutschland) GmBH	Germany
	100% TSYS Europe (Italia) S.r.l	Italy
	100% TSYS Card Tech Limited	England
	100% TSYS Card Tech Services Limited	Cyprus
	100% TSYS Card Tech Services (Malaysia) Limited	Malaysia
	100% TSYS Card Tech Services India Private Limited (3)	India
	100% TSYS – Rus L.L.C.	Russia
	100% TSYS Managed Services EMEA Limited	England
	100% TSYS Managed Services EMEA B.V.	Netherlands
	100% TSYS Managed Services EMEA (Netherlands) B.V.	Netherlands
	100% TSYS Acquiring Solutions, L.L.C.	Delaware
	100% Infonox Software Private Limited (1)	India
	100% NetSpend Holdings, Inc.	Delaware
	100% NetSpend Corporation (4)	Delaware
	100% Skylight Acquisition I, Inc.	Delaware
	100% TransFirst Parent Corp.	Delaware
	100% TransFirst Group, Inc.	Delaware
	100% TSYS Merchant Solutions, LLC (5)	Delaware
	100% TransFirst, LLC	Delaware
	49% Total System Services de Mexico, S.A. de C.V.	Mexico
	49% TSYS Servicios Corporativos, S.A. de C.V.	Mexico
	44.56% China Unionpay Data Services Company Limited	China

(1)	Less than .1% is owned by Columbus Depot Equipment Company.
(2)	1% is owned by Columbus Depot Equipment Company.
(3)	Less than .1% is owned by TSYS Card Tech Services (Malaysia) Limited.
(4)	25% is owned by Skylight Acquisition I, Inc.
(5)	26.35% is owned by Columbus Depot Equipment Company and .22% is owned by TSYS U.S. Holdings, Inc.